Dated as of: July 29, 2026

SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

OPERATING EXPENSE LIMITS

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]
Brandes International Equity Fund	Class A	1.20%
	Class C	1.95%
	Class I	0.85%
	Class R6	0.75%
Brandes Global Equity Fund	Class A	1.20%
	Class C	1.95%
	Class I	0.90%
	Class R6	0.80%
Brandes Emerging Markets Value Fund	Class A	1.37%
	Class C	2.12%
	Class I	1.12%
	Class R6	0.97%
Brandes International Small Cap Equity Fund	Class A	1.40%
	Class C	2.15%
	Class I	1.15%
	Class R6	1.00%
Brandes Small Cap Value Fund	Class A	1.15%
	Class I	0.90%
	Class R6	0.72%
Brandes Core Plus Fixed Income Fund	Class A	0.50%
	Class I	0.30%
	Class R6	0.30%
Brandes Separately Managed Account Reserve Trust	N/A	N/A

1 Expressed as a percentage of a Fund’s average daily net assets.

DATUM ONE SERIES TRUST		BRANDES INVESTMENT PARTNERS, L.P.

By:	/s/ Barbara J. Nelligan	By:	/s/ Oliver Murray
Name: Barbara J. Nelligan			Name: Oliver Murray
Title: President			Title: Chief Executive Officer